UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2018
Date of Report (Date of earliest event reported)

 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On February 22, 2018, GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) was notified by NYSE Regulation that it has accepted the Company’s plan to regain compliance with the continued listing standards of the Company Guide (the “Company Guide”) of NYSE American LLC (the “Exchange”) by June 15, 2018, subject to periodic review by NYSE Regulation for compliance with the initiatives set forth in the plan.  The notification from NYSE Regulation specified that the Company is not in compliance with Sections 134 and 1101 of the Company Guide as a result of the Company’s failure to timely file its Form 10-Q for the quarter ended March 31, 2017 (the “Delayed First Quarter 10-Q”), its Form 10-Q for the quarter ended June 30, 2017 (the “Delayed Second Quarter 10-Q”), its Form 10-Q for the quarter ended September 30, 2017 (the “Delayed Third Quarter 10-Q”) and its Form 10-K for the year ended December 31, 2016 (the “Delayed 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”).  If the Company is not in compliance with the Exchange’s continued listing standards by August 22, 2018, the maximum time allowed under the Company Guide, or if the Company does not make progress consistent with the plan during the plan period, the staff of the Exchange will initiate delisting proceedings as appropriate.
As previously disclosed in its Current Reports on Form 8-K filed with the SEC on August 28, 2017 and September 13, 2017, in the event that the Company failed to regain compliance with the Exchange’s continued listing standards by February 22, 2018, the Exchange could allow the Company’s securities to be traded for up to an additional six-month period.  In anticipation of being unable to regain compliance by February 22, 2018 and in order to maintain its listing, the Company submitted a plan of compliance on February 8, 2018, addressing how it intends to regain compliance with the continued listing standards of the Exchange by June 15, 2018 through the filing of an amended Delayed First Quarter 10-Q, the Delayed Second Quarter 10-Q, the Delayed Third Quarter 10-Q and an amended Delayed 10-K with a reissued audit report with the SEC.  The Company’s plan was accepted by NYSE Regulation on February 22, 2018.
The notice of acceptance from NYSE Regulation has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the Exchange under the symbol “GSB”, subject to periodic review by NYSE Regulation.  The listing of the Company’s common stock on the Exchange is being continued pursuant to an extension during the plan period.  As previously disclosed, a “.LF” indicator is being disseminated with the Company’s ticker symbol to signify the Company’s late filing status.
On February 27, 2018, the Company issued a press release announcing its receipt of the notification of acceptance of the Company’s plan.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8‑K.Item
Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated February 27, 2018.
Disclosures About Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, GlobalSCAPE’s expectations as to the timing of the filing of an amended Delayed First Quarter 10-Q, the Delayed Second Quarter 10-Q, the Delayed Third Quarter 10-Q and an amended Delayed 10-K with a reissued audit report with the SEC.
These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements.  Factors that may cause future results to differ materially from management’s current expectations include, among other things, the discovery of additional information relevant to the internal investigation previously announced by the Company; the conclusions of the Company’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, GlobalSCAPE’s independent registered public accounting firm regarding the internal investigation and GlobalSCAPE’s financial statements; the possibility that additional errors may be identified; the risk that the completion of the restatement of the Company’s financial statements and the filing of the related quarterly and annual report amendments will take longer than expected; pending litigation and the possibility of further legal proceedings adverse to GlobalSCAPE resulting from the restatement or related matters; the costs associated with the restatement; and the risk that GlobalSCAPE will be unable to meet the continued listing standards of the Exchange.  GlobalSCAPE disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Matthew Goulet
Matthew Goulet President and Chief Executive Officer
Dated:	February 27, 2018